EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 25, 2019

To the Employee Benefit Administrative Committee
The Northern Trust Company

We consent to the incorporation by reference in Registration Statement No. 333-212602 of Northern Trust Corporation on Form S-8 of our report dated June 25, 2019, appearing in this Annual Report on Form 11-K of The Northern Trust Company Thrift-Incentive Plan as of, and for the year ended, December 31, 2018.

/s/ GEORGE JOHNSON & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS
Chicago, Illinois